UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

     Washington, D.C. 20549
_______________________________

     FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 31, 2008

Voxware, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-021403	36-3934824
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of Incorporation)

168 Franklin Corner Road, Lawrenceville, New Jersey	08648
(Address of Principal Executive Offices)	(Zip Code)

(609) 514-4100
(Registrant's telephone number,
including area code)

                                           Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02	Departure of Directors or Certain Officers; Election of Directors;
Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

     Effective March 31, 2008, the Board of Directors (the “Board”) of Voxware, Inc., a Delaware corporation (the “Company”) appointed William G. Levering, III as Chief Financial Officer, with Kenneth Riley, the current Controller and Interim Chief Financial Officer, resuming his role as Controller of the Company.

     In connection with Mr. Levering’s appointment as Chief Financial Officer of the Company, he shall receive the following compensation: (i) an annual base salary of $190,000; (ii) an annual bonus equal to up to 37% of his annual base salary, subject to achievement of certain performance goals established by the Compensation Committee of the Board; (iii) a severance of three months salary for involuntary termination; (iv) a grant of restricted stock units (“RSUs”) representing 30,000 shares of the Company’s common stock that will vest in 48 equal installments at the end of each month of employment with the Company, beginning with the date of grant and becoming fully vested on the fourth anniversary of the date of grant; and (v) a grant of options, in accordance with the Company’s 2003 Stock Incentive Plan, as amended (the “Plan”), to purchase 70,000 shares of the Company’s common stock. The options will be granted on the first business day of the month following the employment, with an exercise price equal to the closing price of the common stock on that date. The options will vest over four years with 25% vesting on the first anniversary of the grant date, and 6.25% at the end of each quarter thereafter.

     The Board and the Compensation Committee of the Board authorized Scott Yetter, President and CEO, to finalize an employment agreement containing Mr. Levering’s compensation package and will file such agreement as an exhibit to a Current Report on Form 8-K or the Company’s next periodic report when the terms become final.

     From 2005 to 2008, Mr. Levering served as Chief Financial Officer, Secretary and Treasurer of Princeton Softech, Inc., a leader in Enterprise Data Management software solutions. Prior to joining Princeton Softech, Mr. Levering worked at AXS-One, Inc. (formerly Computron Software, Inc.), where he served as Chief Financial Officer and Treasurer from 2000 to 2004; Vice President, Corporate Controller from 1997 to 2000; and Revenue Controller from 1996 to 1997. Prior to his tenure at AXS-One, Mr. Levering started his career with KPMG LLP, an international accounting firm and was employed from 1982 to 1996 where he spent the last 7 years as a senior audit manager. Mr. Levering holds a B.A. in Economics and Finance from Rutgers University.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

VOXWARE, INC.

Dated: April 1, 2008	By:	/s/ Scott J. Yetter
Name: Scott J. Yetter
Title: President and Chief Executive Officer